Exhibit 99.1

Contact:	Investors/Analysts
Tiffany Louder
Alliance Data
214-494-3048
Tiffany.Louder@AllianceData.com

Media
Shelley Whiddon
Alliance Data
214-494-3811
Shelley.Whiddon@alliancedata.com

ALLIANCE DATA PROVIDES CARD SERVICES
PERFORMANCE UPDATE FOR JUNE 2019

COLUMBUS, Ohio, July 15, 2019 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, provided an update on its Card Services segment.

In conjunction with the release of the Company’s Master Trust Monthly Noteholder’s Statement, the Company is releasing similar metrics for the overall total managed portfolio. The Master Trust data represents a subset of the Company’s total managed portfolio, and the Company believes the information presented below provides a more complete view of the Card Services segment.

	For the month ended June 30, 2019	For the three months ended June 30, 2019
	(dollars in thousands)
Average receivables	$17,151,075	$16,797,539
Year over year change in average receivables	(3)%	(4)%
Net charge-offs	$82,371	$257,539
Net charge-offs as a percentage of average receivables (1)	5.8%	6.1%

Active clients - average receivables (2)	$16,614,883	$16,263,082
Year over year change in active clients - average receivables (2)	12%	11%

(1)	Compares to 6.6% and 6.4% for the month and three months ended June 30, 2018, respectively.
(2)	Excludes non-strategic clients.

	As of June 30, 2019	As of June 30, 2018
	(dollars in thousands)
30 days + delinquencies - principal	$869,552	$935,070
Period ended receivables - principal	$16,670,151	$17,072,443
Delinquency rate	5.2%	5.5%

The Company will update its 2019 guidance during the second quarter earnings call to reflect the Epsilon® divestiture and corporate expense reductions.

On a go-forward basis, the Card Services Performance Update for the quarter-ended periods will be filed concurrently with the Company’s Earnings Release.

Alliance Data Systems Corporation
July 15, 2019

About Alliance Data

Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Columbus, Ohio, Alliance Data consists of businesses that together employ over 10,000 associates at more than 50 locations worldwide.

Alliance Data’s card services business is a provider of market-leading private label, co-brand, and business credit card programs. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada’s most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers. In July 2019 Alliance Data completed the sale of its Epsilon® business to Publicis Groupe.

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding strategic initiatives, the expected use of proceeds from the Epsilon transaction, our expected operating results, future economic conditions including currency exchange rates, future dividend declarations and the guidance we give with respect to our anticipated financial performance.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Further risks and uncertainties include, but are not limited to, the impact of strategic initiatives on us or our business if any transactions are undertaken, and whether the anticipated benefits of such transactions can be realized.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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